Exhibit 99.1

PRESS RELEASE

June 25, 2007

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Richard C. White or Stephen P. Marsh at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of seventeen cents per share payable August 1, 2007 to shareholders of record as of July 15, 2007 and a 5% stock dividend payable August 15, 2007 to shareholders of record as of July 15, 2007.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier and Barre.